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                                                                   EXHIBIT (8)-4


                  [FORM OF TAX OPINION OF BALCH & BINGHAM LLP]




                                          , 1998
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First Citizens Bancorp, Inc.
Post Office Box 807
Monroeville, Alabama 36461

Ladies and Gentlemen:

         We have acted as special counsel to First Citizens Bancorp, Inc., an Alabama corporation ("First Citizens"), in connection with certain transactions to be undertaken pursuant to the Second Amended and Restated Reorganization Agreement and Plan of Merger dated as of April 15, 1998 (the "Plan of Merger") by and among First Citizens, Warrior Capital Corporation, an Alabama corporation ("Warrior"), and The Banc Corp, a Delaware corporation ("TBC") and in connection with the filing of a Registration Statement on Form S-4 Registration No. 333-58493 (the "Registration Statement") by TBC in connection therewith. First Citizens will merge with and into TBC with TBC surviving the merger (the "First Citizens Merger") pursuant to the Plan of Merger. This opinion is being delivered pursuant to Section 3.2(b) of the Plan of Merger.

         Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Registration Statement or in certificates delivered to us by First Citizens and TBC (the "Certificates"). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         For the purpose of rendering this opinion, we have examined originals, certified copies or copies otherwise identified to our satisfaction as being true copies of the original of the following documents (including all exhibits and schedules attached thereto):

                  (a)      the Plan of Merger;

                  (b) the Management Certificate signed by an authorized officer of TBC and attached as Exhibit A;



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First Citizens Bancorp, Inc.
                       , 1998
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                  (c)      the Management Certificate signed by an authorized
                           officer of First Citizens and attached as Exhibit B;

                  (d)      the Registration Statement; and

                  (e) such other instruments and documents related to the consummation of the First Citizens Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof):

                  1. that original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there is (or will be prior to the Closing) due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof;

                  2. the truth and accuracy at all relevant times (including the Effective Time), of all representations, warranties and statements made or agreed to by First Citizens and TBC, their managements, employees, officers, directors and stockholders in connection with the First Citizens Merger, including but not limited to those set forth in the Plan of Merger and the Certificates; that any such representation, warranty or statement made "to the best knowledge of" or otherwise similarly qualified is correct without such qualification; that all covenants contained in such Plan of Mergers are performed without waiver or breach of any material provision thereof;

                  3. that no outstanding indebtedness of First Citizens or TBC has or will represent equity for tax purposes; no outstanding equity of First Citizens or TBC has represented or will represent indebtedness for tax purposes; no outstanding security, instrument, agreement or arrangement that provides for, contains or represents either a right to acquire First Citizens Common Stock or to share in the appreciation thereof constitutes or will constitute "stock" for purposes of Section 368(c) of the Code; and

                  4. that the First Citizens Merger will be consummated pursuant to the Plan of Merger and will be effective under applicable state law.

                  5.       [Additional assumptions]



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First Citizens Bancorp, Inc.
                       , 1998
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         Based on our examination of the foregoing items and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that for federal income tax purposes:

                  (i) The First Citizens Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and TBC and First Citizens will each be a party to the reorganization within the meaning of
Section 368(b) of the Code;

                  (ii) No gain or loss will be recognized by TBC or First Citizens as a result of the First Citizens Merger;

                  (iii) No gain or loss will be recognized by a First Citizens shareholder who receives solely shares of TBC Common Stock in exchange for First Citizens Common Stock;

                  (iv) The receipt of cash in lieu of fractional shares of TBC Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by TBC. These payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code, provided the redemption is not essentially equivalent to a dividend;

                  (v) The aggregate tax basis of the shares of TBC Common Stock received by a First Citizens shareholder will be equal to the aggregate tax basis of the First Citizens Common Stock exchanged therefor, excluding any basis allocable to a fractional share of TBC Common Stock for which cash is received;

                  (vi) The holding period of the shares of TBC Common Stock received by a First Citizens shareholder will include the holding period or periods of the First Citizens Common Stock exchanged therefor, provided that the First Citizens Common Stock is held as a capital asset within the meaning of
Section 1221 of the Code at the Effective Time.

         This opinion does not address the various state, local or foreign tax consequences that may result from the First Citizens Merger. In addition, no opinion is expressed as to any federal income tax consequence of the First Citizens Merger except as specifically set forth herein and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. In particular, we express no opinion regarding, among other things (i) the tax consequences of the First Citizens Merger that may be relevant to particular securityholders of First Citizens such as dealers in securities, foreign persons, holders of options or warrants, and holders of shares acquired upon exercise of stock options or in other compensatory transactions, (ii) the tax consequences to First Citizens stockholders of other transactions effected prior to or after the First Citizens Merger


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First Citizens Bancorp, Inc.
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(whether or not such transactions are consummated in connection with the First
Citizens Merger), and (iii) the tax consequences of the First Citizens Merger to First Citizens and TBC under Section 1502 of the Code and the Income Tax Regulations issued thereunder.

         No opinion is expressed as to any transactions other than the First Citizens Merger as described in the Plan of Merger or to any transaction whatsoever including the First Citizens Merger if all the transactions described or contemplated in the Plan of Merger and the Registration Statement (including the agreements referred to therein) are not consummated in accordance with their terms and without waiver of any material provision thereof. To the extent any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not complete, correct, true and accurate in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

         This opinion only represents our best judgment as to the federal income tax consequences of the First Citizens Merger and is not binding on the Internal Revenue Service or the courts. The conclusions are based on the Code, existing judicial decisions, administration regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         We understand that counsel for TBC, Haskell, Slaughter & Young, L.L.C., has rendered a tax opinion substantially similar to this opinion concerning the federal income tax consequences of the First Citizens Merger.

         This opinion has been delivered to you for the purpose of filing with the Registration Statement and may not be distributed or otherwise made available to any other person or entity without our prior written consent. We consent to the use of this form of opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                                Sincerely,